UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 1, 2018
 WELLS FARGO REAL ESTATE INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36768	No. 56-1986428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 South Seventh Street, Minneapolis, Minnesota 55402
(Address of Principal Executive Offices) (Zip Code)
1-855-825-1437
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2018, the board of directors of Wells Fargo Real Estate Investment Corporation (the “Company”) elected Neal A. Blinde as the Company’s President and Chief Executive Officer and elected Mr. Blinde to the Company’s board of directors, effective as of March 12, 2018. Mr. Blinde, age 45, has served as Executive Vice President and Treasurer of Wells Fargo & Company (“Wells Fargo”) since October 2015. In that role, Mr. Blinde oversees Wells Fargo’s funding, capital management, liquidity management and interest rate risk management as well as its recovery and resolution planning and annual Comprehensive Capital Analysis and Review (CCAR). After founding the dedicated Depository sector coverage team in 2010, Mr. Blinde served as Managing Director and head of the Depositories Investment Banking Group for Wells Fargo Securities from 2012 to October 2015. In that role he executed capital raising, financial advisory and structured finance transactions for clients in the bank, specialty finance, and asset management sectors. Mr. Blinde will bring significant funding, capital management, liquidity management, risk management, financial performance management and strategic planning expertise to the board of directors. Wells Fargo is the Company’s indirect parent corporation.

On February 1, 2018, the Company filed a Current Report on Form 8-K reporting that Michael J. Loughlin had notified the Company of his intent to resign as a director and Chief Executive Officer. Upon Mr. Blinde’s election, effective as of March 12, 2018, Mr. Loughlin will resign as a director, President and Chief Executive Officer of the Company.

Mr. Blinde will not receive any separate compensation for his service as director or executive officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 1, 2018	WELLS FARGO REAL ESTATE INVESTMENT CORPORATION

		By:	/s/ JEANNINE E. ZAHN
Jeannine E. Zahn
Senior Vice President and Secretary